UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  October 28, 2003


     Donegal Group Inc.
------------------------------------------------------------------------ (Exact
name of registrant as specified in its charter)



        Delaware                          0-15341             23-02424711
----------------------------         -----------------      -----------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                      File Number)         Identification No.)


1195 River Road, Marietta, Pennsylvania                             17547
---------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code: 717-426-1931



                                       N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.

                  On October 28, 2003, Donegal Group Inc. (the "Company") entered into a Stock Purchase Agreement with Folksamerica Holding Company, Inc. (the "Seller") pursuant to which the Company will acquire all of the outstanding common stock of The Peninsula Insurance Company ("Peninsula Insurance") and Peninsula Indemnity Company ("Peninsula Indemnity") from the Seller. A copy of the Stock Purchase Agreement is filed as Exhibit 10(AA) to this Form 8-K Current Report. The purchase price will be a cash payment equal to 107.5% of the consolidated stockholders' equity of Peninsula Insurance and Peninsula Indemnity as of the date of closing of the acquisition (the "Closing Date"). The Company estimates the purchase price will be approximately $23.0 million.

                  Peninsula Insurance and Peninsula Indemnity are each Maryland-domiciled insurance companies headquartered in Salisbury, Maryland that write primarily private passenger automobile coverages, and also write homeowners, commercial multi-peril, workers' compensation and commercial automobile coverages. The principal operating area of Peninsula Insurance and Peninsula Indemnity is Maryland, Delaware and Virginia. For the year ended December 31, 2002 and the nine months ended September 30, 2003, Peninsula Insurance and Peninsula Indemnity on a consolidated basis had net premiums earned of $29.7 million and $24.4 million, respectively. The consolidated stockholders' equity and consolidated total assets of Peninsula Insurance and Peninsula Indemnity at September 30, 2003 were $21.8 million and $61.4 million, respectively. Peninsula Insurance and Peninsula Indemnity each have a rating of A (Excellent) from A.M. Best & Company, Inc.

                  The Company's acquisition of Peninsula Insurance and Peninsula Indemnity is subject to a number of conditions precedent, including the approval of the acquisition by the Insurance Commissioner of the State of Maryland. The Company currently expects to complete the acquisition on or about January 1, 2004.

                  The purchase price for Peninsula Insurance and Peninsula Indemnity was determined by arms' length negotiations between the Company and the Seller. There is no material relationship between the Seller and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

                  The Company intends to pay the purchase price for Peninsula Insurance and Peninsula Indemnity with the Company's cash on hand, other available sources of financing or a portion of the proceeds from a public offering of the Company's Class A common stock. A Form S-2 registration statement relating to the public offering was filed with the Securities and Exchange Commission on October 31, 2003.

                  As publicly reported on September 4, 2003, the Company has agreed to acquire all of the outstanding capital stock of an affiliated company, Le Mars Mutual Insurance Company of Iowa ("Le Mars") following its conversion to a stock insurance company pursuant to a plan of conversion adopted by Le Mars' board of directors on August 11, 2003. On October 6, 20003, the policyholders of Le Mars approved its conversion, and, on October 7, 2003, the Insurance Commissioner of Iowa held a public hearing on the conversion. The Company anticipates approval of the conversion in November 2003, and intends to consummate the acquisition of Le Mars on January 1, 2004. The Company will acquire the capital stock of Le Mars for $8.2 million, which is the fair economic value of Le Mars as determined pursuant to the Iowa Insurance Code. In connection with the conversion of Le Mars, the Company will purchase from Donegal Mutual Insurance Company ("Donegal Mutual") a $4.0 million surplus note (the "Surplus Note") Donegal Mutual purchased from Le Mars in June 2002 for the principal amount thereof plus accrued interest to the date of purchase. Upon the conversion, the Company will exchange the Surplus Note and the accrued but unpaid interest thereon for shares of common stock of Le Mars, and the Surplus Note will be cancelled. The Company also expects to make an additional capital contribution of approximately $4.0 million to Le Mars.

                  The Company's total investment of approximately $12.5 million in connection with the Le Mars acquisition will be funded with the Company's cash on hand, other available sources of financing or a portion of the proceeds from the public offering previously referenced.

                  Le Mars operates as a multiple line carrier in Iowa, Nebraska, Oklahoma and South Dakota. Personal lines coverages represents a majority of premiums written, with the balance coming from farmowners and mercantile and service businesses. Le Mars' largest line of business is private passenger automobile liability and physical damage; other principal lines include homeowners and commercial multi-peril. Le Mars had net premiums earned of $20.5 million in 2002 and $13.3 million for the nine months ended September 30, 2003. The statutory surplus and total admitted assets of Le Mars as of September 30, 2003 were $11.6 million and $37.7 million, respectively.

                  In June 2002, Donegal Mutual consummated an affiliation with Le Mars. As part of the affiliation, which included Donegal Mutual's purchase of the Surplus Note, Donegal Mutual entered into a management agreement with Le Mars, and acquired control of Le Mars through the appointment of five Donegal Mutual designees to Le Mars' nine-member board of directors. Except as disclosed in this Form 8-K Current Report, there is no material relationship between Le Mars and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

Item 7.  Financial Statements and Exhibits.


                  (c) Exhibits.

                           The following exhibits are field herewith:

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                           Exhibit No.               Description
                           10(AA)                    Stock Purchase Agreement
                                                     dated as of October 28,
                                                     2003 between Donegal Group
                                                     Inc. and Folksamerica
                                                     Holding Company, Inc.
                                                     Relating to the Capital
                                                     Stock of The Peninsula
                                                     Insurance Company and
                                                     Peninsula Indemnity
                                                     Company.

                           Exhibit 99.1* Press Release issued by Donegal Group Inc. dated
                                                     October 30, 2003.

                           Exhibit 99.2* Press Release issued by Donegal Group Inc. dated
                                                     November 3, 2003.
--------------
* These press releases shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 12. Results of Operations and Financial Condition.


                  On November 3, 2003, the Company issued a press release regarding its October 31, 2003 filing of a Form S-2 registration statement relating to the Company's public offering of up to 3,450,000 shares of its Class A common stock. The book-running manager of the offering is SunTrust Robinson Humphrey and the co-lead manager is Legg Mason Wood Walker, Inc. The co-managers of the offering are Advest, Inc. and Cochran, Caronia & Co. The proceeds of the offering will be used to fund the Peninsula and Le Mars acquisitions, to increase the capital of the Company's insurance subsidiaries and for general corporate purposes.

                  On October 10, 2003, the Company received a commitment letter from Manufacturers and Traders Trust Company ("M&T") relating to a $35.0 million line of credit. The Company anticipates this financing will be completed by November 30, 2003, at which time the Company would draw against the line of credit to repay the Company's outstanding indebtedness of $12.8 million to Fleet National Bank and terminate the Company's line of credit with Fleet National Bank. The Company currently has no other plans to draw against the M&T line of credit.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DONEGAL GROUP INC.


                                                  By: /s/ Donald H. Nikolaus
                                                  Donald H. Nikolaus, President
                                                  And Chief Executive Officer

Date:  November 3, 2003